Exhibit 99.1

Alan Mims Named Chief Credit Officer for Reliant Bank

BRENTWOOD, Tenn.--(BUSINESS WIRE)--December 18, 2017--Commerce Union Bancshares, Inc. (Nasdaq:CUBN), parent company of Reliant Bank, announced today that Alan Mims will be named Chief Credit Officer of Reliant Bank. He will replace Gene Whittle as Chief Credit Officer, who will retire at year-end 2017. Mr. Mims currently serves as Reliant’s Executive Vice President and Chief Risk Officer.

“We are pleased to announce that Alan Mims will be named Chief Credit Officer following the retirement of Gene Whittle at year-end,” stated DeVan Ard, Chairman, President and CEO of Commerce Union Bancshares and Reliant Bank. “Gene has been a major force in developing Reliant’s strong credit culture and we want to thank him for his significant contributions to our bank.

“We are fortunate to have Alan Mims taking on the role of Chief Credit Officer, providing Reliant Bank with strong continuity in this critical role. His experience as Chief Risk Officer at Reliant and his significant experience as a senior bank examiner for the Federal Reserve make him uniquely qualified for this position. We believe the strength of our leadership under Alan as Chief Credit Officer will continue to play an important part in building long-term value for our shareholders.”

Mims joined Reliant in April 2017 as Chief Risk Officer and previously served as a Senior Examiner and Case Manager for the Federal Reserve Bank of Atlanta.

About Commerce Union and Reliant Bank

Commerce Union Bancshares, Inc. (NASDAQ:CUBN) is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Sumner and Williamson counties, Tennessee along with a loan and deposit production office in Rutherford County, Tennessee and a recently opened loan and deposit production office in Chattanooga, Tennessee, through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. As of September 30, 2017, Commerce Union had approximately $1 billion in total assets, approximately $749 million in loans and approximately $840 million in deposits. For additional information, locations and hours of operation, please visit their website at www.reliantbank.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to Commerce Union and Community First of the merger, Commerce Union’s and Community First’s future financial and operating results (including the anticipated impact of the transaction on the combined company’s earnings per share and tangible book value) and Commerce Union’s and Community First’s plans, objectives and intentions.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Commerce Union and Community First to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the transaction may not be realized or take longer than anticipated to be realized, (2) the ability of Commerce Union and Community First to meet expectations regarding the timing and completion and accounting and tax treatment of the transaction, (3) the effect of the announcement of the transaction on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers), (4) the risk that integration of Community First’s operations with those of Commerce Union will be materially delayed or will be more costly or difficult than expected, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, (6) the amount of the costs, fees, expenses, and charges related to the transaction, (7) reputational risk and the reaction of the parties’ customers, suppliers, employees or other business partners to the transaction, (8) the failure of any of the conditions to the closing of the transaction to be satisfied, or any unexpected delay in closing the transaction, (9) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (10) the dilution caused by Commerce Union’s issuance of additional shares of its common stock in the transaction, and (11) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in Commerce Union’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, or Community First’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. Commerce Union and Community First believe the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Commerce Union and Community First disclaim any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

CONTACT:
Commerce Union Bancshares, Inc.
DeVan Ard, 615-221-2020
Chairman, President and Chief Executive Officer